UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2012, American Financial Group, Inc. (the “Registrant”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters, relating to the issuance and sale of $200,000,000 aggregate principal amount of the Registrant’s 6 3/8% Senior Notes due 2042 (the “Notes”). Pursuant to the Purchase Agreement, the Registrant also granted the underwriters the right to purchase an additional $30,000,000 aggregate principal amount of the Notes within 30 days of June 7, 2012 to cover overallotments, if any.

The Notes will be issued under an Indenture dated as of November 12, 1997 between the Registrant and U.S. Bank National Association, as Trustee (the “Original Indenture”), as supplemented by the Supplemental Indenture dated as of December 3, 1997, the Second Supplemental Indenture dated as of February 3, 2004, the Third Supplemental Indenture dated as of June 17, 2009, the Fourth Supplement Indenture dated as of September 27, 2010 and as proposed to be supplemented by the Fifth Supplemental Indenture to be dated as of June 12, 2012 (the Original Indenture, as supplemented through and including the Fifth Supplemental Indenture, the “Indenture”). The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a registration statement on Form S-3 (File No. 333-179867) previously filed with the Securities and Exchange Commission under the Act.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1	Purchase Agreement dated as of June 12, 2012 among the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC as representatives of the several underwriters

4.1	Form of Fifth Supplemental Indenture between the Registrant and U.S. Bank National Association, as Trustee

4.2	Form of 6 3/8% Senior Notes due 2042 (incorporated by reference to Exhibit A to Exhibit 4.1)

5	Opinion of Keating Muething & Klekamp PLL

23.1	Consents of Keating Muething & Klekamp PLL (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: June 11, 2012	By:	/s/ Karl J. Grafe
Karl J. Grafe Vice President

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